                                                                    EXHIBIT 99.2


                               CITIZENS EFFINGHAM
                                BANCSHARES, INC.

                                      and

                                   Subsidiary

                              [CITIZENS BANK LOGO]


                                      1998

                                 ANNUAL REPORT

                         (FDIC LOGO)       (LENDER LOGO)

                               PRESIDENT'S MESSAGE

Dear Stockholders:

       It is exciting for us to report to you the financial results of your bank as of December 31, 1998. These results represent the expenses incurred during the organization and opening of our Springfield office on September 8, 1998 and our Rincon office on November 2, 1998.

       We have been extremely pleased with the response we have received from our market area. We have experienced substantial growth in both our deposits and loans, as you can see from the financial information we are providing to you. The Bank is well capitalized when compared to established ratios used to measure adequate capitalization. The net loss we experienced at year end was anticipated and reflects a substantial amount of our pre-opening and start up expenses. In addition, $195,000 was placed in our Allowance for Loan Losses account based on currant loan growth. Our goal is, of course, to reach profitability as soon as possible in order for us to return shareholder value to you.

       We are extremely proud of our officers and staff and are confident that we have positioned ourselves to provide our banking products efficiently and with quality customer service.

       We do appreciate your continued support and invite you to call us if you have questions or we can meet any of your banking needs.

                                    Sincerely,

                                    Harry H. Shearouse
                                    President/CEO

               CITIZENS EFFINGHAM BANCSHARES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET

                                                        AS OF
                                                    DECEMBER 31,
                                                        1998
ASSETS
  Cash and due from banks                           $  1,283,185
  Federal funds sold                                   4,240,000
                                                    ------------
    Total cash and cash equivalents                    5,523,185
                                                    ------------
  Loans, net of unearned income                       12,922,815
  Less - allowance for loan losses                      (195,000)
                                                    ------------
    Loans, net                                        12,727,815
                                                    ------------
  Bank premises and equipment, net                     1,971,213
  Other assets                                           102,409
                                                    ------------
    TOTAL ASSETS                                    $ 20,324,622
                                                    ============

LIABILITIES AND SHAREHOLDER'S EQUITY
  Deposits:
    Non-interest bearing                            $  2,026,091
    Interest bearing                                  13,726,366
                                                    ------------
         Total deposits                               15,752,457
  Accrued expenses and liabilities                        65,579
                                                    ------------
         Total liabilities                            15,818,036
                                                    ------------

  Commitments and contingencies

Shareholders' Equity:
  Common Stock, $1 par value, authorized
    20,000,000 shares, issued and outstanding
    512,000 shares                                       512,000
  Paid-in capital surplus                              4,608,000
  Accumulated deficit                                   (392,769)
  Deficit accumulated during development stage          (220,645)
                                                    ------------
    Total shareholders' equity                         4,506,586
                                                    ------------
        TOTAL LIABILITIES AND
        SHAREHOLDERS' EQUITY                        $ 20,324,622
                                                    ============

               CITIZENS EFFINGHAM BANCSHARES, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENT OF INCOME

                                                         AS OF
                                                      DECEMBER 31,
                                                         1998
INTEREST AND DIVIDEND INCOME:
  Interest and fees on loans                          $ 242,607
  Income on federal funds sold                          103,354
  Other Interest                                        132,231
                                                      ---------
    Total interest income                               478,192
                                                      ---------
INTEREST EXPENSE:
  Deposits                                              143,762
  Long-term debt                                         16,738
                                                      ---------
    Total interest expense                              160,500
                                                      ---------
  Net interest income before loan losses                317,692
  Less - provision for loan losses                      195,000
                                                      ---------
    Net interest income after provision for loan
         losses                                         122,692
                                                      ---------
NONINTEREST INCOME:
  Service charges on deposit accounts                     8,661
  Other income                                              916
                                                      ---------
    Total noninterest income                              9,577
                                                      ---------

NONINTEREST EXPENSES:
  Salaries                                              311,695
  Employee benefits                                      18,887
  Net occupancy expenses                                 21,386
  Equipment rental &depreciation of equipment            47,389
  Organization expenses                                  76,478
  Other expenses                                        176,756
                                                      ---------
    Total noninterest expense                           652,591
                                                      ---------
 LOSS BEFORE INCOME TAXES                              (520,322)
  Less - provision for income taxes                          --
                                                      ---------
NET LOSS                                              $(520,322)
                                                      =========
EARNING (LOSS) PER SHARE:
  Basic                                               $   (1.02)
                                                      =========
  Diluted                                             $   (1.02)
                                                      =========

               CITIZENS EFFINGHAM BANCSHARES, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY



                                                                        Deficit
                                                       Additional     accumulated
                                          Common         Paid-in        during        Accumulated
                                           Stock         Capital      development       deficit           Total
                                           -----         -------      -----------       -------           -----
BALANCE, DECEMBER 31, 1997               $     --      $       --      $ (93,092)      $      --      $  (93,092)
                                                                                                      -----------
Comprehensive income:
  Net Loss                                     --              --       (127,553)       (392,769)       (520,322)
  Valuation allowance adjustment on
   securities available for sale               --              --             --              --              --
                                                                                                      ----------
       Total comprehensive income                                                                       (520,322)
                                                                                                      ----------
  Initial issuance of stock               512,000       4,608,000             --              --       5,120,000
                                         --------      ----------      ---------       ---------      ----------
BALANCE, DECEMBER 31, 1998               $512,000      $4,608,000      $(220,645)      $(392,769)     $4,506,586
                                         ========      ==========      =========       =========      ==========

                                   DIRECTORS
                                  Jon G. Burns
                               Charles E. Hartzog
                                Philip M. Heidt
                                W. Harvey Kieffer
                                 C. Murray Kight
                               Harry H. Shearouse
                            Thomas C. Strickland, Jr.
                               Mariben M. Thompson
                             Thomas O. Triplett, Sr.
                                 J. Terrell Webb
                               H. Mitchell Weitman
                                Wendel H. Wilson

                                    OFFICERS

                       Harry H. Shearouse - President/CEO
                   Jerry G. Freyermuth - Senior Vice President
                 Carolyn B. Williamson - Senior Vice President
                        Wendell L. Sikes - Vice President

                                      STAFF

                                  Alana Brewton
                                  Joni Beckrink
                                   Tammy Dodd
                                   Angela Duff
                                   Judy Exley
                                  Jerrie Gnann
                                 Barbara Graham
                                 Terri Jeffries
                                   Pam Jerald
                                   Betty Long
                                  Lorrie Morgan
                                   Jill Riner
                                 Susan Tillison
                                  Lisa Woodcock